EXHIBIT 23.0 — CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Amendment No. 2 to the Registration Statement (Form S-3/A No. 333-88446) of PFGI Capital Corporation and in the related prospectus of our report dated March 28, 2006, with respect to the financial statements of PFGI Capital Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2005.
/s/ERNST & YOUNG LLP
Cleveland, Ohio
March 28, 2006